Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 20, 2009 included in United States 12 Month Oil Fund, LP Form 10-K, relating to the financial statements of  United States 12 Month Oil Fund, LP as of and for the periods ended December 31, 2008 and 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 24, 2009